UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

GOODMAN NETWORKS INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	333-186684	74-2949460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Boulevard, Suite 300 Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 406-9692

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Background

Goodman Networks Incorporated (the “Company”) and certain unaffiliated holders of secured claims against the Company (collectively, the “Creditors”) have executed confidentiality agreements (collectively, the “Confidentiality Agreements”) to facilitate the exchange of information and the development of restructuring, financing, refinancing, sale, or other similar transaction involving the Company (any such transaction, a “Transaction”). Together with their respective professional advisors, each of the Company and the Creditors are engaged in discussions regarding the terms of and conditions to changes in the Company’s capital structure and a potential Transaction. The Company’s objectives in these discussions have been, and continue to be, to promote a sustainable capital structure and maximize enterprise value by, among other things, encouraging agreement among the Creditors on a Transaction that would avoid or minimize time spent in a restructuring proceeding through a proactive and organized solution; minimizing any potential adverse tax impacts of a restructuring; maintaining focus on operating the Company’s businesses; and maintaining the Company’s high-performing work force. Although these discussions have been, and continue to be, constructive with respect to various terms and conditions (including the structure of the restructured Company), the parties have not executed any agreement in support of changes to the Company’s capital structure or any restructuring alternatives that are being discussed. There is no guarantee that these discussions will result in an agreement.

Contemporaneously with the discussions described above, and as disclosed in the Current Report on Form 8-K filed on June 2, 2016, the Company has entered into an asset purchase agreement with Dycom Industries, Inc., pursuant to which, upon closing, the Company will sell certain assets to Dycom, and Dycom will assume certain liabilities of the Company, related to the Company’s current wireless network deployment and wireline business (the “Dycom APA”). The Dycom APA is subject to customary closing conditions and certain other closing conditions.

Given the constructive nature of these ongoing discussions and the pending closing of the Dycom APA, the Company has elected not to make certain interest payments due July 1, 2016, and to use the permitted grace periods with respect to the Goodman Secured Notes (as defined below). The Company’s decision of how much of the grace period to use before pursuing any restructuring alternative will be evaluated based on various factors, including the status of the discussions described above.

Notwithstanding the matters described in this Current Report on Form 8-K during the pendency of the discussions described above, the Company expects to continue to operate their businesses in the ordinary course and meet their ordinary course obligations (i.e., trade, supplier/vendor, and similar obligations), but not the Company’s funded debt obligations described herein, as they become due and payable.

Goodman Secured Notes

In light of the ongoing discussions described above, the Company (the “Issuer”) elected not to pay the following interest payments due July 1, 2016:

•	an approximate $20 million interest payment that was due on the Issuer’s 12.125% Senior Secured Notes due 2020 (the “Goodman Secured Notes”).

The Indenture, dated as of June 23, 2011 relating to the Goodman Secured Notes (the “Goodman Notes Indenture”) provides for a 30-day grace period for interest payments before an event of default may be deemed to have occurred. If the interest payment on the Goodman Secured Notes is not made prior to the expiration of the applicable grace period, then either the trustee under the Goodman Notes Indenture or the holders of at least 25% in aggregate principal amount of the then outstanding Goodman Secured Notes may declare all the Goodman Secured Notes to be due and payable immediately.

The current principal amount outstanding of the Goodman Secured Notes is approximately $325 million.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. In particular, there can be no guarantee that any future changes in the Companies’ capital structure will occur or, if any changes occur, that they will ultimately be successful or produce the desired outcome, and there can be no assurance regarding whether we will meet our financial obligations. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K filed by the Company and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	ongoing negotiations with the Creditors and the closing of the Dycom APA;

•	our reliance on a single customer for a vast majority of our revenues;

•	our ability to maintain a level of service quality satisfactory to this customer across a broad geographic area;

•	our ability to manage or refinance our substantial level of indebtedness and our ability to generate sufficient cash to service our indebtedness;

•	our ability to raise additional capital to fund our operations and meet our obligations;

•	our reliance on contracts that do not obligate our customers to undertake work with us and that are cancellable on limited notice;

•	our ability to translate amounts included in our estimated backlog into revenue or profits;

•	our ability to weather economic downturns and the cyclical nature of the telecommunications and subscription television service industries;

•	our ability to maintain our certification as a minority business enterprise;

•	our reliance on subcontractors to perform certain types of services;

•	our ability to maintain proper and effective internal controls;

•	our reliance on a limited number of key personnel who would be difficult to replace;

•	our ability to manage potential credit risk arising from unsecured credit extended to our customers;

•	our ability to weather economic downturns and the cyclical nature of the telecommunications and subscription television service industries;

•	our ability to compete in our industries; and

•	our ability to adapt to rapid regulatory and technological changes in the telecommunications and subscription television service industries.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

SIGNATURES

The Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN NETWORKS INCORPORATED

Date: July 1, 2016	By:	/s/ Ron B. Hill
		Name:	Ron B. Hill
		Title:	Chief Executive Officer, President and Executive Chairman

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